Exhibit 4.10

NUCO2 FUNDING LLC,
NUCO2 LLC,
NUCO2 IP LLC and

NUCO2 SUPPLY LLC
each as Co-Issuer,

and

U.S. Bank National Association,
as Trustee, Administrative Agent and Securities Intermediary

SUPPLEMENTAL INDENTURE

dated as of September 14, 2010

to

BASE INDENTURE

dated as of May 28, 2008

and

SERIES 2008-1 SUPPLEMENT

dated as of May 28, 2008

SUPPLEMENTAL INDENTURE, dated as of September 14, 2010 (this “Supplemental Indenture”), by and among NUCO2 FUNDING LLC, a Delaware limited liability company (the “Master Issuer”), NUCO2 LLC, a Delaware limited liability company (the “Contract Holder”), NUCO2 IP LLC, a Delaware limited liability company (the “IP Holder”), NUCO2 SUPPLY LLC, a Delaware limited liability company (the “Equipment Holder” and, together with the Master Issuer, the Contract Holder and the IP Holder, collectively, the “Co-Issuers”, and each, a “Co-Issuer), and U.S. Bank National Association, a national banking association, as trustee (in such capacity, the “Trustee”), as administrative agent (in such capacity, the “Administrative Agent”) and as securities intermediary (in such capacity, the “Securities Intermediary”), to the Base Indenture, dated as of May 28, 2008, by and among the Co-Issuers and the Trustee (as amended, modified or supplemented from time to time, exclusive of this Supplemental Indenture and the Series 2008-1 Supplement defined herein, the “Base Indenture”) and to the Series 2008-1 Supplement, dated as of May 28, 2008, to the Base Indenture by and among the Co-Issuers and the Trustee (as amended, modified or supplemented from time to time, exclusive of this Supplemental Indenture, the “Series 2008-1 Supplement”).

PRELIMINARY STATEMENT

WHEREAS, on May 28, 2008, the Co-Issuers and the Trustee entered into the Base Indenture and the Series 2008-1 Supplement in order to issue $280,000,000 principal amount of the Co-Issuers’ 7.25% Fixed Rate Series 2008-1 Senior Notes, Class A-1, $30,000,000 principal amount of the Co-Issuers’ Series 2008-1 Variable Funding Senior Notes, Class A-2,  $20,000,000 principal amount of the Co-Issuers’ Series 2008-1 Variable Funding Senior Notes, Class A-3, and $75,000,000 principal amount of the Co-Issuers’ 9.75% Fixed Rate Series 2008-1 Subordinated Notes, Class B-1;

WHEREAS, Section 12.1 of the Base Indenture provides that the Co-Issuers and the Trustee may at any time and from time to time enter into one or more Supplements without the consent of any Noteholder or any other Secured Party in order to cure any ambiguity, defect or inconsistency or to correct or supplement any provision contained in the Base Indenture or in any Supplement or in any Notes issued under the Base Indenture or any other Indenture Document to which the Trustee is a party;

WHEREAS, Section 5.7 of the Series 2008-1 Supplement provides that the Series 2008-1 Supplement may not be modified or amended except in accordance with the terms of the Base Indenture;

WHEREAS, it has been determined that certain definitions set forth in the Base Indenture and the Series 2008-1 Supplement are defective or inconsistent with other provisions of the Base Indenture; and

WHEREAS, all conditions under the Base Indenture have been met for the execution and delivery of this Supplemental Indenture.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

All capitalized terms used herein (including in the preamble and the recitals hereto) but not defined herein shall have the meanings assigned to such terms in the Series 2008-1 Supplemental Definitions List attached as Annex A to the Series 2008-1 Supplement (the “Series 2008-1 Supplemental Definitions List”).  All capitalized terms not otherwise defined herein or therein shall have the meanings assigned thereto in the Base Indenture Definitions List attached to the Base Indenture as Annex A thereto (the “Base Indenture Definitions List”).  Unless otherwise specified herein, all Article, Exhibit, Section or Subsection references herein shall refer to Articles, Exhibits, Sections or Subsections of the Base Indenture or the Series 2008-1 Supplement (as indicated herein).

ARTICLE II

AMENDMENT TO BASE INDENTURE DEFINITIONS LIST AND SERIES 2008-1 SUPPLEMENTAL DEFINITIONS LIST

Section 2.1                                      The following definitions in the Base Indenture Definitions List shall be amended and restated in their entirety as follows:

(a)                                  “Additional Senior Note Prepayment Amount” means (a) with respect to the Series 2008-1 Class A Notes, the Additional Series 2008-1 Senior Note Prepayment Amount (as defined in the Series 2008-1 Supplement), and (b) with respect to any other Series of Class A Notes, the Additional Series Class A Senior Note Prepayment Amount for such Series of Class A Notes.

(b)                                 “Additional Subordinated Note Prepayment Amount” means (a) with respect to the Series 2008-1 Class B-1 Notes, the Additional Series 2008-1 Subordinated Note Prepayment Amount (as defined in the Series 2008-1 Supplement) and (b) with respect to any other Series of Class B Notes, the Additional Series Class B Subordinated Note Prepayment Amount for such Series of Class B Notes.

(c)                                  “Contributions” means the amount of equity contributions made in cash by NuCO2 to the Master Issuer during any Monthly Collection Period that the Transaction Manager elects to have treated as “Contributions” for purposes of the Indenture; provided that such Contributions shall be made only (x) during up to seven different Monthly Collection Periods between (i) the Closing Date and (ii) the later of (1) the Series 2008-1 Legal Final Maturity Date and (2) any other Series Legal Final Maturity Date, and (y) during not more than three Monthly Collection Periods that occur during any twelve month period beginning with the twelve month period commencing on the Closing Date, and may not exceed $30,000,000 in aggregate amount any time (taking into account all prior Contributions); provided, further that Contributions shall not include any contributions made in cash by NuCO2 to the Surplus Account or other account that does not constitute part of the Collateral under the Base Indenture. In connection with each Contribution, NuCO2 shall provide the Trustee, the Administrative Agent and the Rating Agencies with prior written notice thereof, which notice shall include its business rationale underlying such Contribution.

(d)                                 “Control Party” means, in respect of the Series 2008-1 Class A Notes, and any other Series of Class A Notes Outstanding, the Trustee acting at the direction or with the consent of at least a majority of the sum of the aggregate principal amount of the Outstanding Series 2008-1 Class A-1 Notes, the aggregate principal amount of any other Outstanding Series of Class A Notes and, without duplication, the aggregate commitments in respect of the Series 2008-1 Class A-2 Notes, the Series 2008-1 Class A-3 Notes and any other Series of Variable Funding Senior Notes Outstanding (the “Required Senior Noteholders”) so long as there are any Series of Class A Notes Outstanding, and if there are no Series of Class A Notes Outstanding at such time, the Trustee acting at the direction or with the consent of the Noteholders holding at least a majority of the aggregate principal amount of the Outstanding Subordinated Notes (the “Required Subordinated Noteholders”).

(e)                                  “Controlling Class” means, for so long as any Series of Class A Notes are Outstanding, the Senior Notes.  If there are no Series of Class A Notes Outstanding, the Subordinated Notes shall be the Controlling Class.

(f)                                    “Net Cash Flow” means, with respect to any Payment Date and the Monthly Collection Period relating to such Payment Date, an amount equal to the excess, if any, of

(a) the Adjusted Customer Collections for each Weekly Allocation Date during such Monthly Collection Period (excluding Termination Amounts), plus the Customer Location Equipment Resale Revenues deposited to the Concentration Account during the Weekly Collection Periods immediately preceding each Weekly Allocation Date occurring during such related Monthly Collection Period, plus Contributions made during such Monthly Collection Period; provided that such Contributions shall be excluded for purposes of (i) the calculation of the One-Year DSCR, (ii) the calculation of the Pro-Forma DSCR, (iii) the calculation of the Three-Month DSCR for purposes of determining the end of any Cash Trapping Period applicable to any Series of Notes, (iv) the calculation of the Three-Month DSCR for purposes of determining whether the applicable Senior Note Interest Reserve Required Amount shall be decreased or increased, and (v) the calculation of the Three-Month DSCR for purposes of determining whether an Event of Default has occurred, over

(b) the sum of (i) the SPE Operating Expenses paid on each Payment Date with respect to such Monthly Collection Period, plus (ii) the Transaction Management Fee paid on each Payment Date to the Transaction Manager with respect to such Monthly Collection Period, plus (iii) all reimbursements, if any, paid to the Transaction Manager during such Monthly Collection Period, plus (iv) the Equipment Holder Operating Expense Fees paid during such Monthly

Collection Period, plus (v) the Product and Lease Expenses paid during such Monthly Collection Period.

(g)                                 “Pro Forma Debt Service” means, with respect to each Payment Date, an amount equal to the sum of (a) the Debt Service relating to the Series 2008-1 Notes and any other Series of Notes due on such Payment Date and the two immediately preceding Payment Dates, plus (b) the product of (i) three, and (ii) the net increase in interest expense (adjusted for the corresponding reduction in commitment fees) on the Series 2008-1 Class A-2 Notes for the immediately following Interest Period.

(h)                                 “Rating Agency Confirmation Letter” (i) with respect to a new Series of Notes, refers to written confirmation by the applicable Rating Agency confirming that such Notes have been assigned a rating specified in the applicable Series Supplement and that such ratings are in full force and effect on the such issuance date, (ii) with respect to existing Notes, refers to written confirmation by the applicable Rating Agency confirming that the ratings specified in the applicable Series Supplement relating to such Notes Outstanding remain in full force and effect on the issuance date of the new Notes after giving effect to such issuance and (iii) with respect to existing Notes, refers to written confirmation by the applicable Rating Agency confirming that the ratings specified in the applicable Series Supplement relating to such Notes Outstanding remain in full force and effect on the issuance date of the new Notes after giving effect to the occurrence of the events described in clause (b) or (c), as the case may be, of the definition of “Change of Control.”

(i)                                     “Senior Note Interest Reserve Account Deficit Amount” means, with respect to each Payment Date for any Class of Senior Notes, the amount, if any, by which (a) the Senior Note Interest Reserve Account Required Amount exceeds (b) the amount on deposit in the Senior Note Interest Reserve Account on such date (after giving effect to any withdrawals therefrom on such Payment Date); provided, that with respect to any Payment Date that occurs during the Monthly Collection Period immediately preceding the later of the Series 2008-1 Legal Final Maturity Date and the Series Legal Final Maturity Date for any other Outstanding Series of Senior Notes, the Senior Note Interest Reserve Account Deficit Amount shall be zero.

Section 2.2                                      The following definitions shall be added to the Base Indenture Definitions List in their correct alphabetical order:

(a)                                  “Additional Series Class A Senior Note Prepayment Amount”, with respect to any Series of Class A Notes issued after the Closing Date, the amount identified in the related Series Supplement for such Series as the “Additional Series Class A Senior Note Prepayment Amount.”

(b)                                 “Additional Series Class B Subordinated Note Prepayment Amount” means with respect to any Series of Class B Notes issued after the Closing Date, the amount identified in the related Series Supplement for such Series as the “Additional Series Class B Subordinated Note Prepayment Amount.”

Section 2.3                                      The following definitions in the Series 2008-1 Supplemental Definitions List shall be amended and restated in their entirety as follows:

(a)                                  “Series 2008-1 Class A-1 Note Make Whole Mandatory Prepayment Premium” means, as of any date of determination, an amount equal to (x) Series 2008-1 Class A-1 Note Make Whole Mandatory Prepayment Rate, multiplied by (y) (i) in the case of any prepayment of principal of the Series 2008-1 Class A-1 Notes pursuant to Section 3.8(c)(i) of the Series 2008-1 Supplement, the Aggregate Outstanding Principal Amount of all Series 2008-1 Class A-1 Notes, or (ii) in the case of all other prepayments of principal of the Series 2008-1 Class A-1 Notes pursuant to Sections 3.8(c)(ii), 3.8(c)(iii), 3.8(c)(iv) and 3.8(c)(v) of the Series 2008-1 Supplement, the Additional Senior Note Prepayment Amount applicable to the Series 2008-1 Class A-1 Notes.

(b)                                 “Series 2008-1 Class B-1 Note Make Whole Mandatory Prepayment Premium” means, as of any date of determination, an amount equal to (x) Series 2008-1 Class B-1 Note Make Whole Mandatory Prepayment Rate, multiplied by (y) (i) in the case of any prepayment of principal of the Series 2008-1 Class B-1 Notes pursuant to Section 3.8(c)(i) of the Series 2008-1 Supplement, the Aggregate Outstanding Principal Amount of all Series 2008-1 Class B-1 Notes or (ii) in the case of all other prepayments of principal of the Series 2008-1 Class B-1 Notes pursuant to Sections 3.8(c)(ii), 3.8(c)(iii), 3.8(c)(iv) and 3.8(c)(v) of the Series 2008-1 Supplement, the Additional Series 2008-1 Subordinated Note Prepayment Amount.

Section 2.4                                      The following definition shall be added to the Series 2008-1 Supplemental Definitions List in its correct alphabetical order:

(a)                                  “Additional Series 2008-1 Senior Note Prepayment Amount” means the sum of (x) the lesser of (A) the Outstanding Principal Amount of the Series 2008-1 Class A-1 Notes and (B) the ratio achieved by dividing (I) the sum of (a) the Additional Prepayment Amount multiplied by the Series 2008-1 Class A-1 Percentage, and (b) any remaining portion of the Additional Prepayment Amount that is not applied to prepay any other Series of Class A-1 Notes (or, if more than one Series of Class A-1 Notes remains outstanding, a pro rata portion of any such remaining Additional Prepayment Amount, based on the respective principal amounts owed on all such outstanding Series of Class A-1 Notes), by (II) the sum of (a) one and (b) the Series 2008-1 Class A-1 Note Make Whole Mandatory Prepayment Rate, and (y) if the Aggregate Outstanding Principal Amount of all Series of Class A-1 Notes is paid in full (after having applied the Additional Prepayment Amount toward the payment in full of all such Series of Class A-1 Notes), then the lesser of (A) the Aggregate Outstanding Principal Amount of the Series 2008-1 Class A-2 Notes and the Series 2008-1 Class A-3 Notes and (B) any Additional Prepayment Amount remaining after the payment in full of all Series of Class A-1 Notes Outstanding.

(b)                                 “Additional Series 2008-1 Subordinated Note Prepayment Amount” means the sum of (x) the lesser of (A) the Outstanding Principal Amount of the Series 2008-1 Class B-1 Notes and (B) the ratio achieved by dividing (I) the sum of

(a) the Additional Prepayment Amount remaining after giving effect to the prepayment set forth in clause tenth of the Priority of Payments, if any, multiplied by the Series 2008-1 Class B-1 Percentage, and (b) any remaining portion of such Additional Prepayment Amount (of the type described in the foregoing clause (a)) that is not applied to prepay any other Series of Class B Notes (or, if more than one Series of Class B Notes remains outstanding, a pro rata portion of any such remaining Additional Prepayment Amount, based on the respective principal amounts owed on all such outstanding Series of Class B Notes), by (II) the sum of (a) one and (b) the Series 2008-1 Class B-1 Note Make Whole Mandatory Prepayment Rate.

(c)                                  “Series 2008-1 Class A-1 Percentage” means, as of any date of determination, the ratio (expressed as a fraction) achieved by dividing (I) the Outstanding Principal Amount of the Series 2008-1 Class A-1 Notes as of such date by (II) the Outstanding Principal Amount of all Series of Class A-1 Notes as of such date.

(d)                                 “Series 2008-1 Class B-1 Percentage” means, as of any date of determination, the ratio (expressed as a fraction) achieved by dividing (I) the Outstanding Principal Amount of the Series 2008-1 Class B-1 Notes as of such date by (II) the Outstanding Principal Amount of all Series of Class B Notes as of such date.

ARTICLE III

GENERAL

Section 3.1                                      Ratification of Base Indenture and Series 2008-1 Supplement.  As supplemented by this Supplemental Indenture, (i) the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Supplemental Indenture shall be read, taken and construed as one and the same instrument and (ii) the Series 2008-1 Supplement is in all respects ratified and confirmed and the Series 2008-1 Supplement as so supplemented by this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 3.2                                      Certain Notices to the Rating Agencies.  The Co-Issuers shall provide to each Rating Agency a copy of this Supplemental Indenture, each Opinion of Counsel and each Officer’s Certificate delivered to the Trustee in connection with this Supplemental Indenture, whether pursuant to the Base Indenture or any other Related Document.

Section 3.3                                      Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 3.4                                      Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES

(OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

Section 3.5                                      Amendments.  This Supplemental Indenture may not be modified or amended except in accordance with the terms of the Base Indenture.

IN WITNESS WHEREOF, each of the Co-Issuers and the Trustee has caused this Supplemental Indenture to be duly executed by its respective duly authorized signatory as of the day and year first written above.

NuCO2 Funding LLC, as Co-Issuer

By: NuCO2 Florida Inc., its Member

By:	/s/ Eric M. Wechsler
	Name:	Eric M. Wechsler
	Title:	General Counsel

NUCO2 LLC, as Co-Issuer

By: NuCO2 Funding LLC, its Member

By: NuCO2 Florida Inc., its Member

By:	/s/ Eric M. Wechsler
	Name:	Eric M. Wechsler
	Title:	General Counsel

NUCO2 IP LLC, as Co-Issuer

By: NuCO2 Funding LLC, its Member

By: NuCO2 Florida Inc., its Member

By:	/s/ Eric M. Wechsler
	Name:	Eric M. Wechsler
	Title:	General Counsel

NuCO2 Supply LLC, as Co-Issuer

By: NuCO2 Funding LLC, its Member

By: NuCO2 Florida Inc., its Member

By:	/s/ Eric M. Wechsler
	Name:	Eric M. Wechsler
	Title:	General Counsel

 [Signature Page to the Supplemental Indenture to the Base Indenture and the Series 2008-1 Supplement]

U.S. Bank National Association, not in its individual capacity but solely in its capacity as Trustee, as Administrative Agent and as Securities Intermediary

By:	/s/ Shannon M. Rantz
	Name:	Shannon M. Rantz
	Title:	Vice President

[Signature Page to the Supplemental Indenture to the Base Indenture and the Series 2008-1 Supplement]